  Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

99¢ Only Stores
City of Commerce, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 27, 2010, relating to the consolidated financial statements, the effectiveness of 99¢ Only Stores internal control over financial reporting, and schedules of 99¢ Only Stores appearing in 99¢ Only Stores Annual Report on Form 10-K for the year ended March 27, 2010.

/s/ BDO USA, LLP
Los Angeles, California
November 8, 2010